Exhibit 99.1

Kforce Inc.

1001 East Palm Ave.

Tampa, FL 33605

(NASDAQ: KFRC)

AT THE FIRM

Michael R. Blackman

Chief Corporate Development Officer

(813) 552-2927

KFORCE REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

•	FOURTH QUARTER REVENUES OF $285.6 MILLION AND EPS OF $0.20

•	FLEX REVENUES PER BILLING DAY INCREASED 4.2% SEQUENTIALLY

•	TOTAL 2011 REVENUE AND EPS GROWTH OF 12.1% AND 37.3%

TAMPA, FL, February 7, 2012 (GLOBE NEWSWIRE) — Kforce Inc. (Nasdaq: KFRC), a provider of professional staffing services and solutions, today announced results for its fourth quarter of 2011. Revenue for the quarter ended December 31, 2011 was $285.6 million compared to $289.0 million for the quarter ended September 30, 2011, a decrease of 1.2% and compared to $258.5 million for the quarter ended December 31, 2010, an increase of 10.5%. For the quarter ended December 31, 2011, Kforce reported net income of $7.1 million, or $0.20 per share, versus $8.4 million, or $0.22 per share, for the quarter ended September 30, 2011, a decrease of 16.1% in net income and 9.1% in earnings per share, respectively. Net income and earnings per share for the fourth quarter of 2011 increased 11.8% and 25.0%, respectively, versus the fourth quarter of 2010, which had net income of $6.3 million, or $0.16 per share.

Kforce reported total revenue for the year ended December 31, 2011 of $1.1 billion as compared to $990.8 million for 2010, an increase of 12.1%. Net income was $27.2 million, or $0.70 per share, for the year ended December 31, 2011, versus net income of $20.6 million, or $0.51 per share, for 2010, which represents an increase of 31.6% in net income and 37.3% in earnings per share.

“We are very pleased with both Q4 and full year 2011 results. Fourth quarter revenues of $285.6 million and earnings per share of $0.20 were both at the top end of our guidance. In the quarter, the Firm also achieved several milestones, establishing record quarterly revenue per billing day for total Firm, total Firm Flex, total Tech, Tech Flex and HIM Flex. Additionally, full year 2011 total Firm Flex revenue increased 12.1%,” said David L. Dunkel, Chairman and Chief Executive Officer. “Looking at our service lines, Flex revenues for our Tech, FA, Clinical Research and HIM segments for 2011 experienced increases of 16.1%, 17.2%, 1.8% and 19.7%, respectively, while Government Solutions declined 10.4%. We believe that the secular shift towards a flexible staffing model in this temporary employment-led recovery, as evidenced by a disproportionate increase of job creation occurring in temporary staffing, has contributed to our growth in what remains an uncertain macroeconomic environment. In addition, with college educated unemployment at 4.1%, there remains significant demand for professional talent. I wish to thank all of our employees, consultants and clients for making 2011 a very successful year for Kforce and we remain optimistic about the Firm’s prospects.”

William L. Sanders, President, said, “We are very pleased with the results for the fourth quarter, where we experienced a sequential revenue increase in all Flex business lines on a billing day basis, except for Clinical Research, which is impacted by paid time off around the holidays. We were able to continue to take advantage of our highly advanced sales and delivery platform that leverages the combination of our field associates, strategic accounts executives and National Recruiting Center to profitably grow revenue with both large and small clients. Our key performance indicators and discussions with clients indicate that demand continues to be solid. Kforce continues to aggressively pursue business opportunities with the goal of continuing to gain client and market share.”

Mr. Sanders noted additional operational results for the fourth quarter include:

•	Flex revenue per billing day of $4.5 million in Q4 ‘11 increased 4.2% over Q3 ‘11 and increased 11.2% over Q4 ‘10.

•	Flex revenue of $275.2 million in Q4 ‘11 decreased 0.7% from $277.1 million in Q3 ‘11 and increased 11.2% from $247.4 million in Q4 ‘10.

•

Sequential percentage changes in Flex revenue on a billing day basis by segment were: 12.3% increase for HIM, 11.2% increase for FA, 2.5% increase for Tech, 2.4% increase for Government Solutions and a 1.6% decrease for Clinical Research.

•	Search revenue of $10.4 million in Q4 ‘11 decreased 12.4% from $11.9 million in Q3 ‘11 and decreased 6.0% from $11.1 million in Q4 ‘10.

Joseph J. Liberatore, Chief Financial Officer, said, “The Firm performed well in Q4 ‘11. We believe our fourth quarter results reflect strong client relationships, and an improving pricing environment Q4 ‘11 and Q4 ‘10 each contained 61 billing days while Q3 ‘11 contained 64 billing days.”

Mr. Liberatore continued, “From a financial standpoint, 2011 provided the opportunity for the Firm to take advantage of our flexibility and capacity to gain market share while protecting our strong balance sheet and delivering solid results. Cash flow and EBITDA continued to be strong in 2011. During 2011, the Firm repurchased approximately 5.7 million shares of Kforce common stock which represented 13.8% of outstanding shares at December 31, 2010. We will continue to be opportunistic in future repurchases as cash flow and market conditions warrant. We believe we are well positioned to take advantage of available opportunities in 2012 and return strong results to our shareholders.”

Financial highlights for the fourth quarter and 2011 include:

•	Flex gross profit decreased 30 basis points to 28.6% in Q4 ‘11 from 28.9% in Q3 ‘11 and decreased 20 basis points from 28.8% in Q4 ‘10.

•	Selling, general and administrative expenses as a percentage of revenue for fiscal 2011 was 26.0% compared to 26.8% for fiscal 2010, reflecting a decrease of 80 basis points.

•	Adjusted EBITDA for fiscal 2011 was $69.3 million, an increase of 30.2% from $53.2 million in fiscal 2010.

•	Earnings per share for fiscal 2011 was $0.70, an increase of 37.3% from $0.51 per share in fiscal 2010.

•	Bank debt at the end of Q4 ‘11 was $49.5 million, reflecting a decrease of $9.9 million from $59.4 million at the end of Q3 ‘11.

Mr. Liberatore stated, “In addition, looking forward to the first quarter of 2012, we expect revenues may be in the $293 million to $300 million range and earnings per share in the range of $0.14 to $0.16, which reflects an impact of approximately $0.07 per share of payroll taxes. The first quarter of 2012 has 64 billing days versus 61 billing days in the fourth quarter of 2011.”

On Tuesday, February 7, 2012, Kforce will host a conference call to discuss these results. The call will begin at 5:00 p.m. Eastern Time. The dial-in number is 877-344-3890. The replay of the call will be available from 8:00 p.m. Eastern Time Tuesday, February 7 to February 21, 2012 by dialing (800) 642-1687, passcode 51845786.

This call is being webcast by Shareholder.com and can be accessed at Kforce’s web site at www.kforce.com (select “Investor Relations”). The webcast replay will be available until February 21, 2012.

About Kforce

Kforce (Nasdaq:KFRC) is a professional staffing and solutions firm providing flexible and permanent staffing solutions in the skill areas of technology, finance & accounting, and health and life sciences. Backed by more than 2,200 associates and approximately 11,100 consultants on assignment, Kforce is committed to “Great People = Great Results” for our valued clients and candidates. Kforce operates with 63 offices located throughout the United States and one office in the Philippines. For more information, please visit our Web site at http://www.kforce.com/.

The Kforce Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3749

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Technology, Finance and Accounting, Clinical Research, Health Information Management and Government Solutions segments, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, there can be no assurance that we will continue to increase our market share, successfully manage risks to our revenue stream and successfully put into place the people and processes that will create future success. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Kforce Inc.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2011	2011	2010

Revenue by function:
Technology	$160,822	$165,476	$142,869
Finance & accounting	56,672	54,297	53,449
Health information management	18,578	17,370	15,876
Clinical research	26,210	27,967	22,988
Government solutions	23,269	23,881	23,313

Total revenue	285,551	288,991	258,495

Revenue by time:
Flex	275,154	277,123	247,437
Search	10,397	11,868	11,058

Total revenue	285,551	288,991	258,495

Costs of services	196,447	196,953	176,086

Gross profit	89,104	92,038	82,409
GP %	31.2%	31.8%	31.9%
Flex GP %	28.6%	28.9%	28.8%

Selling, general & administrative expenses	74,461	75,134	68,700
Depreciation & amortization	3,075	3,072	3,262

Income from operations	11,568	13,832	10,447
Other expense, net	365	301	266

Income before income taxes	11,203	13,531	10,181

Income tax expense	4,118	5,085	3,843

Net income	$7,085	$8,446	$6,338

Earnings per share - diluted	$0.20	$0.22	$0.16
Adjusted EBITDA per share	$0.50	$0.52	$0.37
Shares outstanding - diluted	35,709	38,228	40,848

Adjusted EBITDA	$17,866	$20,084	$15,207

Other information:
Capital expenditures	$2,445	$2,113	$3,314
Equity-based compensation expense, net	$2,061	$1,931	$1,383

Billing days	61	64	61

Kforce Inc.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Twelve Months Ended
	Dec. 31,	Dec. 31,
	2011	2010

Revenue by function:
Technology	$624,012	$538,566
Finance & accounting	219,575	187,196
Health information management	68,711	57,763
Clinical research	106,172	104,150
Government solutions	92,449	103,132

Total revenue	1,110,919	990,807

Revenue by time:
Flexible	1,066,374	951,430
Perm	44,545	39,377

Total revenue	1,110,919	990,807

Costs of services	764,616	678,393

Gross profit	346,303	312,414
GP %	31.2%	31.5%
Flex GP %	28.3%	28.7%

Selling, general & administrative expenses	288,981	265,183
Depreciation & amortization	12,694	12,611

Income from operations	44,628	34,620
Other expense, net	1,317	1,296

Income before income taxes	43,311	33,324

Income tax expense	16,155	12,690

Net income	$27,156	$20,634

Earnings per share - diluted	$0.70	$0.51
Adjusted EBITDA per share	$1.79	$1.31
Shares outstanding - diluted	38,831	40,503

Adjusted EBITDA	$69,314	$53,225

Other information:
Capital expenditures	$7,662	$39,857
Equity-based compensation expense, net	$7,534	$4,705

Billing days	252	251

Kforce Inc.

Key Statistics

(Unaudited)

	Q4 2011	Q3 2011	Q4 2010

Total Firm
Flex revenue (000’s)	$275,154	$277,123	$247,437
Revenue per billing day (000’s)	$4,511	$4,330	$4,056
Sequential flex revenue change	-0.7%	5.8%	-0.6%
Hours (000’s)	4,515	4,486	4,184
Flex GP %	28.6%	28.9%	28.8%

Search revenue (000’s)	$10,397	$11,868	$11,058
Placements	769	884	811
Average fee	$13,525	$13,424	$13,633
Billing days	61	64	61

Technology
Flex revenue (000’s)	$156,543	$160,285	$138,467
Revenue per billing day (000’s)	$2,566	$2,504	$2,270
Sequential flex revenue change	-2.3%	6.9%	0.8%
Hours (000’s)	2,420	2,520	2,233
Flex GP %	27.8%	27.7%	28.0%

Search revenue (000’s)	$4,279	$5,191	$4,402
Placements	280	354	309
Average fee	$15,318	$14,682	$14,257

Finance & Accounting
Flex revenue (000’s)	$50,926	$48,046	$47,512
Revenue per billing day (000’s)	$835	$751	$779
Sequential flex revenue change	6.0%	1.1%	6.9%
Hours (000’s)	1,517	1,406	1,447
Flex GP %	30.0%	30.1%	30.7%

Search revenue (000’s)	$5,746	$6,251	$5,937
Placements	450	499	472
Average fee	$12,759	$12,516	$12,570

Clinical Research
Flex revenue (000’s)	$25,971	$27,703	$22,497
Revenue per billing day (000’s)	$426	$433	$369
Sequential flex revenue change	-6.3%	7.6%	-14.6%
Hours (000’s)	290	297	249
Flex GP %	25.5%	26.2%	24.2%

Search revenue (000’s)	$239	$264	$491
Placements	10	10	12
Average fee	$23,876	$26,393	$40,895

Health Information Management
Flex revenue (000’s)	$18,445	$17,208	$15,648
Revenue per billing day (000’s)	$302	$269	$256
Sequential flex revenue change	7.2%	3.7%	6.6%
Hours (000’s)	288	263	255
Flex GP %	34.6%	36.6%	32.7%

Search revenue (000’s)	$133	$162	$228
Placements	29	21	18
Average fee	$4,582	$7,678	$12,674

Government Solutions
Flex revenue (000’s)	$23,269	$23,881	$23,313
Revenue per billing day (000’s)	$382	$373	$382
Sequential flex revenue change	-2.6%	8.8%	-11.0%
Flex GP %	29.5%	32.3%	32.0%

Kforce Inc.

Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	Dec 31, 2011	Dec 31, 2010

ASSETS
Current Assets:
Cash and cash equivalents	$939	$1,055
Trade receivables, net of allowances	174,764	148,507
Income tax refund receivable	250	5,675
Deferred tax asset, net	4,694	4,950
Prepaid expenses and other current assets	5,592	5,014

Total current assets	186,239	165,201
Fixed assets, net	36,124	38,130
Other assets, net	32,554	32,941
Deferred tax asset, net	10,042	8,907
Intangible assets, net	6,635	7,787
Goodwill	138,078	138,078

Total assets	$409,672	$391,044

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and other accrued liabilities	$26,314	$30,602
Accrued payroll costs	55,151	54,461
Current debt - credit facility	—	10,825
Other current liabilities	1,463	4,185
Income taxes payable	236	250

Total current liabilities	83,164	100,323
Long-term debt - credit facility	49,526	—
Long-term debt - other	1,609	2,103
Other long-term liabilities	42,258	34,801

Total liabilities	176,557	137,227

Commitments and contingencies

Stockholders’ Equity:
Preferred stock	—	—
Common stock	686	665
Additional paid-in capital	372,212	355,869
Accumulated other comprehensive loss	(4,050)	(1,480)
Retained earnings	89,135	61,979
Treasury stock, at cost	(224,868)	(163,216)

Total stockholders’ equity	233,115	253,817

Total liabilities and stockholders’ equity	$409,672	$391,044

Kforce Inc.

Selected Financial Information and Reconciliations

(In Thousands, Except Per Share Amounts)

(Unaudited)

Quarterly Adjusted EBITDA

	Three Months Ended
	Dec. 31,		Sept. 30,		Dec. 31,
	2011		2011		2010
	$	Per share	$	Per share	$	Per share

Net income	$7,085	$0.20	$8,446	$0.22	$6,338	$0.16
Depreciation & amortization	3,075	0.09	3,072	0.08	3,262	0.08
Amortization of restricted stock & PARS	3,230	0.09	3,088	0.08	1,499	0.03
Interest expense and other	358	0.01	393	0.01	265	0.01
Income tax expense	4,118	0.11	5,085	0.13	3,843	0.09

Adjusted EBITDA	$17,866	$0.50	$20,084	$0.52	$15,207	$0.37

Weighted average shares outstanding - diluted		35,709		38,228		40,848

Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before non-cash impairment charges, interest, income taxes, depreciation and amortization and amortization of stock-based compensation expense. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance.

Quarterly Net Income before Equity-Based Compensation Expense

	Three Months Ended
	Dec. 31,		Sept. 30,		Dec. 31,
	2011		2011		2010
	$	Per share	$	Per share	$	Per share

Net income	$7,085	$0.20	$8,446	$0.22	$6,338	$0.16
Equity-based compensation expense, net:
Alternative LTI expense	28	0.00	5	0.00	722	0.02
Amortization of restricted stock & PARS	3,230	0.09	3,088	0.08	1,499	0.03
Income tax benefit	(1,197)	(0.03)	(1,162)	(0.03)	(838)	(0.02)

Equity-based compensation expense, net	2,061	0.06	1,931	0.05	1,383	0.03

Net income before equity-based compensation expense	$9,146	$0.26	$10,377	$0.27	$7,721	$0.19

Weighted average shares outstanding - diluted		35,709		38,228		40,848

Net Income before Equity-Based Compensation Expense, a non-GAAP financial measure, is defined as net income before compensation expense incurred in conjunction with share-based payment awards and alternative long-term incentive awards. Kforce measures the cost of employee services received in exchange for an equity based award based on the grant-date fair value of the award (with limited exceptions). That cost is recognized over the period in which the employee is required to provide service in exchange for the award, which is usually derived based on the terms of the award but may be the vesting period.

Adjusted EBITDA and Net Income before Equity-Based Compensation Expense are key measures used by management to evaluate its operations and to provide useful information to investors. These measures should not be considered in isolation or as an alternative to net income, cash flows data or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. These measurements are not determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations. The measures as presented may not be comparable to similarly titled measures of other companies.

Kforce Inc.

Selected Financial Information and Reconciliations

(In Thousands, Except Per Share Amounts)

(Unaudited)

Year to Date Adjusted EBITDA

	Twelve Months Ended
	Dec. 31,		Dec. 31,
	2011		2010
	$	Per share	$	Per share

Net Income	$27,156	$0.70	$20,634	$0.51
Depreciation & amortization	12,694	0.33	12,611	0.31
Amortization of restricted stock & PARS	11,976	0.31	6,036	0.15
Interest expense and other	1,333	0.03	1,254	0.03
Income tax expense	16,155	0.42	12,690	0.31

Adjusted EBITDA	$69,314	$1.79	$53,225	$1.31

Weighted average shares outstanding - diluted		38,831		40,503

Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before non-cash impairment charges, interest, income taxes, depreciation and amortization and amortization of stock-based compensation expense. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance.

Year to Date Net Income before Equity-Based Compensation Expense

	Twelve Months Ended
	Dec. 31,		Dec. 31,
	2011		2010
	$	Per share	$	Per share
Net income	$27,156	$0.70	$20,634	$0.51
Equity-based compensation expense, net:
Alternative LTI expense	40	0.00	1,563	0.04
Amortization of restricted stock & PARS	11,976	0.31	6,036	0.15
Income tax benefit	(4,482)	(0.12)	(2,894)	(0.07)

Equity-based compensation expense, net	7,534	0.19	4,705	0.12

Net income before equity-based compensation expense	$34,690	$0.89	$25,339	$0.63

Weighted average shares outstanding - diluted		38,831		40,503

Net Income before Equity-Based Compensation Expense, a non-GAAP financial measure, is defined as net income before compensation expense incurred in conjunction with share-based payment awards and alternative long-term incentive awards. Kforce measures the cost of employee services received in exchange for an equity based award based on the grant-date fair value of the award (with limited exceptions). That cost is recognized over the period in which the employee is required to provide service in exchange for the award, which is usually derived based on the terms of the award but may be the vesting period.

Adjusted EBITDA and Net Income before Equity-Based Compensation Expense are key measures used by management to evaluate its operations and to provide useful information to investors. These measures should not be considered in isolation or as an alternative to net income, cash flows data or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. These measurements are not determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations. The measures as presented may not be comparable to similarly titled measures of other companies.